Exhibit 32.2

Section 1350 Certification

In connection with the Annual Report of Encore Energy Partners LP (“ENP”) on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, Richard A. Robert, Chief Financial Officer of Encore Energy Partners GP LLC, the General Partner of ENP, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ENP.

Date: March 1, 2011
/s/ Richard A. Robert
Richard A. Robert
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
of Encore Energy Partners GP LLC, the General Partner
of Encore Energy Partners LP

A signed original of this written statement required by Section 906 has been provided to ENP and will be retained by ENP and furnished to the SEC or its staff upon request.

Note: The certification of the registrant furnished in this exhibit is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Registration statements or other documents filed with the SEC shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.